Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arcturus Therapeutics Ltd. 2018 Omnibus Equity Incentive Plan of our report dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. audited by us and included in its Annual Report (Form 20-F) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

San Diego, California	/s/ Ernst & Young LLP
October 15, 2018